Exhibit 99.1
Planet Fitness, Inc. Announces Third Quarter 2019 Results
System-Wide Same Store Sales Increased 7.9%
41 New Planet Fitness Stores Opened
Raises Full Year Outlook
Hampton, NH, November 7, 2019 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its third quarter ended September 30, 2019.
Third Quarter Fiscal 2019 Highlights

•	Total revenue increased from the prior year period by 22.1% to $166.8 million.

•	System-wide same store sales increased 7.9%.

•
Net income attributable to Planet Fitness, Inc. was $25.8 million, or $0.31 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $17.5 million, or $0.20 per diluted share in the prior year period.

•	Net income increased 45.0% to $29.7 million, compared to net income of $20.5 million in the prior year period.

•	Adjusted net income(1) increased 19.5% to $33.1 million, or $0.36 per diluted share, compared to $27.7 million, or $0.28 per diluted share in the prior year period.

•	Adjusted EBITDA(1) increased 22.2% to $65.7 million from $53.8 million in the prior year period.

•	41 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 1,899 as of September 30, 2019.
(1) Adjusted net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.

“We delivered another quarter of very solid results,” stated Chris Rondeau, Chief Executive Officer. “High-single digit system-wide same store sales, combined with accelerated new store openings and our franchisees’ continued commitment to re-equip their existing clubs with new equipment, fueled a 22% increase in total revenue. The third quarter was also highlighted by our highest-attended franchisee conference to date with over 1,500 attendees from across the system coming together to share ideas on how to strengthen the Planet Fitness brand, enhance the member experience and drive new member sign ups. Based on several factors including our experienced franchisees and their ability to execute, the significant amount of projected store expansion still ahead, and our increasing marketing spend, I am confident that the business is well positioned to drive continued growth and increased profitability.”
Operating Results for the Third Quarter Ended September 30, 2019
For the third quarter 2019, total revenue increased $30.2 million or 22.1% to $166.8 million from $136.7 million in the prior year period which included system-wide same store sales growth of 7.9%. By segment:

•
Franchise segment revenue increased $11.9 million or 21.7% to $66.7 million from $54.8 million in the prior year period, driven primarily by higher royalty revenue as a result of new stores opened since July 1, 2018, an 8.1% increase in same store sales, and a higher average royalty rate;

•
Corporate-owned stores segment revenue increased $5.3 million or 15.1% to $40.7 million from $35.4 million in the prior year period, $2.7 million of which is from corporate-owned stores opened or acquired since July 1, 2018, and another $1.4 million of which is from corporate-owned same store sales growth of 4.9%, and higher annual fee revenue of $1.1 million; and

•
Equipment segment revenue increased $12.9 million or 27.9% to $59.4 million from $46.4 million in the prior year period, driven by an increase in replacement equipment sales to existing franchisee-owned stores.

.

For the third quarter of 2019, net income attributable to Planet Fitness, Inc. was $25.8 million, or $0.31 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $17.5 million, or $0.20 per diluted share in the prior year period. Net income was $29.7 million in the third quarter of 2019 compared to $20.5 million in the prior year period. Adjusted net income increased 19.5% to $33.1 million, or $0.36 per diluted share, from $27.7 million, or $0.28 per diluted share in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.6% for the current year period and 26.3% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 22.2% to $65.7 million from $53.8 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•
Franchise segment EBITDA increased $7.3 million or 19.6% to $44.3 million driven by royalties from franchised stores opened since July 1, 2018, a higher average royalty rate and higher same store sales of 8.1%;

•
Corporate-owned stores segment EBITDA increased $1.5 million or 9.9% to $16.8 million driven primarily by an increase in corporate-owned same store sales of 4.9%, higher annual fee revenue and from additional clubs opened or acquired since July 1, 2018; and

•	Equipment segment EBITDA increased by $4.1 million or 42.3% to $13.7 million driven by an increase in replacement equipment sales to existing franchisee-owned stores.
2019 Outlook
For the year ending December 31, 2019, the Company now expects:

•	Total revenue to increase approximately 19% as compared to the year ended December 31, 2018, up from prior guidance of approximately 18%;

•	Total new store equipment sales in the high end of the range of 250 to 260;

•	System-wide same store sales of approximately 8.6%, up from prior guidance of approximately 8%;

•	Adjusted net income to increase approximately 21% as compared to the year ended December 31, 2018, up from prior guidance of approximately 20%; and

•	Adjusted net income per diluted share to increase approximately 28% to $1.56 as compared to the year ended December 31, 2018, up from prior guidance of approximately 26%.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2019. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2019.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on November 7, 2019 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2019, Planet Fitness had more than 14.1 million members and 1,899 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama and Mexico. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Julia Young, ICR
julia.young@icrinc.com
646-277-1280

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2019 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “believe,” “expect,” “goal,” “plan,” “will,” “prospects,” “future,” “ahead,” “projected,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Revenue:
Franchise	$53,443	$41,997	$164,624	$129,575
Commission income	614	1,448	2,673	5,012
National advertising fund revenue	12,652	11,377	36,986	32,997
Corporate-owned stores	40,742	35,406	118,481	102,365
Equipment	59,364	46,428	174,528	128,589
Total revenue	166,815	136,656	497,292	398,538
Operating costs and expenses:
Cost of revenue	46,194	36,871	135,071	100,114
Store operations	22,295	18,751	63,363	55,154
Selling, general and administrative	20,928	17,233	57,944	52,066
National advertising fund expense	12,652	11,377	36,986	32,997
Depreciation and amortization	11,832	8,863	32,316	25,947
Other (gain) loss	(147)	(12)	99	958
Total operating costs and expenses	113,754	93,083	325,779	267,236
Income from operations	53,061	43,573	171,513	131,302
Other expense, net:
Interest income	1,808	2,025	5,585	2,480
Interest expense	(14,807)	(17,909)	(44,192)	(35,725)
Other expense	(61)	(27)	(4,824)	(338)
Total other expense, net	(13,060)	(15,911)	(43,431)	(33,583)
Income before income taxes	40,001	27,662	128,082	97,719
Provision for income taxes	10,309	7,190	26,924	23,335
Net income	29,692	20,472	101,158	74,384
Less net income attributable to non-controlling interests	3,915	3,001	13,128	11,158
Net income attributable to Planet Fitness, Inc.	$25,777	$17,471	$88,030	$63,226
Net income per share of Class A common stock:
Basic	$0.31	$0.20	$1.05	$0.72
Diluted	$0.31	$0.20	$1.04	$0.72
Weighted-average shares of Class A common stock outstanding:
Basic	83,157	88,047	83,700	87,727
Diluted	83,807	88,458	84,354	88,064

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$219,752	$289,431
Restricted cash	30,499	30,708
Accounts receivable, net of allowance for bad debts of $37 and $84 at September 30, 2019 and December 31, 2018, respectively	29,398	38,960
Inventory	2,612	5,122
Restricted assets – national advertising fund	657	—
Prepaid expenses	8,649	4,947
Other receivables	9,232	12,548
Other current assets	5,471	6,824
Total current assets	306,270	388,540
Property and equipment, net of accumulated depreciation of $70,083 as of September 30, 2019 and $53,086 as of December 31, 2018	131,454	114,367
Right of use assets, net	127,746	—
Intangible assets, net	227,575	234,330
Goodwill	206,752	199,513
Deferred income taxes	418,745	414,841
Other assets, net	1,690	1,825
Total assets	$1,420,232	$1,353,416
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$12,000	$12,000
Accounts payable	23,037	30,428
Accrued expenses	25,737	32,384
Equipment deposits	8,566	7,908
Restricted liabilities – national advertising fund	657	—
Deferred revenue, current	24,638	23,488
Payable pursuant to tax benefit arrangements, current	25,506	24,765
Other current liabilities	15,780	430
Total current liabilities	135,921	131,403
Long-term debt, net of current maturities	1,155,049	1,160,127
Deferred rent, net of current portion	—	10,083
Lease liabilities, net of current portion	127,646	—
Deferred revenue, net of current portion	31,532	26,374
Deferred tax liabilities	2,067	2,303
Payable pursuant to tax benefit arrangements, net of current portion	407,884	404,468
Other liabilities	2,250	1,447
Total noncurrent liabilities	1,726,428	1,604,802
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 authorized, 81,773 and 83,584 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	8	9
Class B common stock, $.0001 par value - 100,000 authorized, 8,562 and 9,448 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1	1
Accumulated other comprehensive income	189	94
Additional paid in capital	27,240	19,732
Accumulated deficit	(466,032)	(394,410)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(438,594)	(374,574)
Non-controlling interests	(3,523)	(8,215)
Total stockholders' deficit	(442,117)	(382,789)
Total liabilities and stockholders' deficit	$1,420,232	$1,353,416

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$101,158	$74,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,316	25,947
Amortization of deferred financing costs	4,014	2,041
Amortization of favorable leases	—	280
Amortization of asset retirement obligations	178	—
Amortization of interest rate caps	—	1,170
Deferred tax expense	15,666	19,654
Loss on extinguishment of debt	—	4,570
Loss (gain) on re-measurement of tax benefit arrangement	4,638	(354)
Provision for bad debts	13	8
Loss on reacquired franchise rights	—	360
(Gain) loss on disposal of property and equipment	(84)	542
Equity-based compensation	3,565	4,137
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	12,779	10,922
Due to and due from related parties	(344)	3,174
Inventory	2,509	(3,450)
Other assets and other current assets	(4,628)	4,972
Accounts payable and accrued expenses	(12,939)	2,426
Other liabilities and other current liabilities	1,510	(2,869)
Income taxes	3,047	1,028
Payable pursuant to tax benefit arrangements	(17,476)	(21,706)
Equipment deposits	658	4,950
Deferred revenue	6,103	7,544
Leases and deferred rent	54	4,156
Net cash provided by operating activities	152,737	143,886
Cash flows from investing activities:
Additions to property and equipment	(37,138)	(18,601)
Acquisition of franchises	(14,801)	(45,752)
Proceeds from sale of property and equipment	84	196
Purchase of intellectual property	(300)	—
Net cash used in investing activities	(52,155)	(64,157)
Cash flows from financing activities:
Principal payments on capital lease obligations	(59)	(35)
Proceeds from issuance of long-term debt	—	1,200,000
Repayment of long-term debt	(9,000)	(709,469)
Payment of deferred financing and other debt-related costs	—	(27,191)
Exercise of stock options and ESPP proceeds	1,892	1,106
Repurchase and retirement of Class A common stock	(157,945)	(42,090)
Dividend equivalent payments	(229)	(881)
Distributions to Continuing LLC Members	(5,499)	(5,369)
Net cash (used in) provided by financing activities	(170,840)	416,071
Effects of exchange rate changes on cash and cash equivalents	370	(234)
Net (decrease) increase in cash, cash equivalents and restricted cash	(69,888)	495,566
Cash, cash equivalents and restricted cash, beginning of period	320,139	113,080
Cash, cash equivalents and restricted cash, end of period	$250,251	$608,646
Supplemental cash flow information:
Net cash paid for income taxes	$9,061	$3,777
Cash paid for interest	$40,335	$20,015
Non-cash investing activities:
Non-cash additions to property and equipment	$4,837	$2,217

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
(in thousands)
Net income	$29,692	$20,472	$101,158	$74,384
Interest income	(1,808)	(2,025)	(5,585)	(2,480)
Interest expense	14,807	17,909	44,192	35,725
Provision for income taxes	10,309	7,190	26,924	23,335
Depreciation and amortization	11,832	8,863	32,316	25,947
EBITDA	$64,832	$52,409	$199,005	$156,911
Purchase accounting adjustments-revenue(1)	275	527	524	941
Purchase accounting adjustments-rent(2)	108	198	348	548
Loss on reacquired franchise rights(3)	—	10	—	360
Transaction fees(4)	—	254	—	290
Severance costs(5)	—	—	—	352
Pre-opening costs(6)	826	370	1,021	853
Tax benefit arrangement remeasurement(7)	(214)	—	4,638	(354)
Other(8)	(104)	19	55	1,039
Adjusted EBITDA	$65,723	$53,787	$205,591	$160,940

(1)
Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $44, $105, $173 and $272 in the three and nine months ended September 30, 2019 and 2018, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $64, $93, $216 and $276 in the three and nine months ended September 30, 2019 and 2018, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4)	Represents transaction fees and expenses that could not be capitalized related to the issuance of our Series 2018-1 Senior Notes in the three and nine months ended September 30, 2018.

(5)	Represents severance expense recorded in connection with an equity award modification.

(6)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(7)	Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

(8)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the nine months ended September 30, 2018, this amount includes expense of $590 related to the write off of certain assets that were being tested for potential use across the system.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
Segment EBITDA
Franchise	$44,328	$37,075	$141,548	$113,793
Corporate-owned stores	16,799	15,279	50,505	42,115
Equipment	13,741	9,654	40,920	28,579
Corporate and other	(10,036)	(9,599)	(33,968)	(27,576)
Total Segment EBITDA(1)	$64,832	$52,409	$199,005	$156,911
(1) Total Segment EBITDA is equal to EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Net income	$29,692	$20,472	$101,158	$74,384
Provision for income taxes, as reported	10,309	7,190	26,924	23,335
Purchase accounting adjustments-revenue(1)	275	527	524	941
Purchase accounting adjustments-rent(2)	108	198	348	548
Loss on reacquired franchise rights(3)	—	10	—	360
Transaction fees(4)	—	254	—	290
Loss on extinguishment of debt(5)	—	4,570	—	4,570
Severance costs(6)	—	—	—	352
Pre-opening costs(7)	826	370	1,021	853
Tax benefit arrangement remeasurement(8)	(214)	—	4,638	(354)
Other(9)	(104)	19	55	1,039
Purchase accounting amortization(10)	4,146	3,934	12,429	11,776
Adjusted income before income taxes	$45,038	$37,544	$147,097	$118,094
Adjusted income taxes(11)	11,980	9,874	39,128	31,059
Adjusted net income	$33,058	$27,670	$107,969	$87,035

Adjusted net income per share, diluted	$0.36	$0.28	$1.16	$0.88

Adjusted weighted-average shares outstanding(12)	92,386	98,462	93,153	98,615

(1)
Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $44, $105, $173 and $272 in the three and nine months ended September 30, 2019 and 2018, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $64, $93, $216 and $276 in the three and nine months ended September 30, 2019 and 2018, respectively, are due to the

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4)	Represents transaction fees and expenses that could not be capitalized related to the issuance of our Series 2018-1 Senior Notes in the three and nine months ended September 30, 2018.

(5)	Represents a loss on extinguishment of debt related to the write-off of deferred financing costs associated with the Term Loan B that the Company repaid in August 2018.

(6)	Represents severance expense recorded in connection with an equity award modification.

(7)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(8)	Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(9)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the nine months ended September 30, 2018, this amount includes expense of $590 related to the write off of certain assets that were being tested for potential use across the system.

(10)
Includes $3,096, $3,096, $9,288 and $9,288 of amortization of intangible assets, other than favorable leases, for the three and nine months ended September 30, 2019 and 2018, respectively, recorded in connection with the 2012 Acquisition, and $1,052, $838, $2,867 and $2,488 of amortization of intangible assets for the three months ended September 30, 2019 and 2018, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.

(11)
Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.3% for the three and nine months ended September 30, 2019 and 2018, respectively, applied to adjusted income before income taxes.

(12)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three and nine months ended September 30, 2019 and 2018:

	For the three months ended September 30, 2019			For the three months ended September 30, 2018
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$25,777	83,807	$0.31	$17,471	88,458	$0.20
Assumed exchange of shares(2)	3,915	8,579		3,001	10,004
Net Income	29,692			20,472
Adjustments to arrive at adjusted income before income taxes(3)	15,346			17,072
Adjusted income before income taxes	45,038			37,544
Adjusted income taxes(4)	11,980			9,874
Adjusted Net Income	$33,058	92,386	$0.36	$27,670	98,462	$0.28

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)
Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.3% for the three months ended September 30, 2019 and 2018, respectively, applied to adjusted income before income taxes.

	For the nine months ended September 30, 2019			For the nine months ended September 30, 2018
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$88,030	84,354	$1.04	$63,226	88,064	$0.72
Assumed exchange of shares(2)	13,128	8,799		11,158	10,551
Net Income	101,158			74,384
Adjustments to arrive at adjusted income before income taxes(3)	45,939			43,710
Adjusted income before income taxes	147,097			118,094
Adjusted income taxes(4)	39,128			31,059
Adjusted Net Income	$107,969	93,153	$1.16	$87,035	98,615	$0.88

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)
Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.3% for the nine months ended September 30, 2019 and 2018, respectively, applied to adjusted income before income taxes.